UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

BYRNA TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-132456	71-1050654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Audubon Road, Suite 201

Wakefield, MA 01880

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 868-5011

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 2.02 Results of Operations and Financial Condition.

On June 4, 2020, Fortune magazine published an online article regarding rubber bullets and less lethal weapons in response to the civil unrest in the United States. The Chief Executive Officer of Byrna Technologies Inc. (the "Company"), Mr. Bryan Ganz, was interviewed for the article, where he discussed the expected revenue for the Company for its second quarter ended May 31, 2020. Specifically, Mr. Ganz discussed the Company's expected revenue of $1.1 million for its second quarter ended May 31, 2020, which compares to $105,769 for the second quarter ended May 31, 2019, and $924,000 for the full fiscal year ended November 30, 2019. A copy of the article is furnished as an Exhibit to this current report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.2	Fortune Magazine Article, dated as of June 4, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Byrna Technologies Inc.

Date: June 8, 2020	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer